Exhibit 32

Certification Accompanying Periodic Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. ss. 1350)

The undersigned, Samuel Martin, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (the ‘‘Company’’), and Frederic F. Brace, Chief Administrative Officer, Chief Restructuring Officer and Chief Financial Officer of the Company, each hereby certifies that (1) the Quarterly Report of the Company on Form 10-Q for the period ended September 10, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: October 28, 2011                               /s/ Samuel Martin
Samuel Martin
President and
Chief Executive Officer

Dated: October 28, 2011                              /s/Frederic F. Brace
                                                                        Frederic F. Brace
Chief Administrative Officer,
Chief Restructuring Officer and
Chief Financial Officer